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Exhibit 4.2

[FORM OF STOCK CERTIFICATE]

THIS CERTIFICATE IS TRANSFERABLE
IN CANTON, MA, JERSEY CITY, NJ
AND NEW YORK CITY, NY

INCORPORATED UNDER THE LAWS
OF THE STATE OF DELAWARE

8.75% SERIES E CUMULATIVE REDEEMABLE PREFERRED STOCK
PAR VALUE $.01 PER SHARE
(LIQUIDATION PREFERENCE $25.00 PER SHARE)

CUSIP #601148 40 6

SEE REVERSE FOR CERTAIN RESTRICTIONS
AND DEFINITIONS

[LOGO OF THE MILLS CORPORATION]

THE MILLS CORPORATION

This Certifies that

is the owner of

fully paid and non-assessable shares of the 8.75% Series E Cumulative Redeemable Preferred Stock of The Mills Corporation (hereinafter referred to as the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon of the surrender of this Certificate properly endorsed and subject to the restrictions on transfer noted on the reverse hereof. This Certificate and the shares which it represents are issued and are and shall be subject to all the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, a copy of which is on file with the Transfer Agent, to all of which the holder of this Certificate assents by acceptance hereof.

This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

/s/ Thomas E. Frost Secretary	/s/ Laurence C. Siegel Chairman and Chief Executive Officer	Countersigned and Registered: EquiServe Trust Company, N.A., Transfer Agent and Registrar
By:

Authorized Signature

[FORM OF REVERSE OF CERTIFICATE]

THE MILLS CORPORATION

The shares represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided by the Corporation's Amended and Restate Certificate of Incorporation, no Person may Beneficially Own shares of capital stock in excess of 5% (or such greater percentage as may be determined by the Board of Directors of the Corporation) in value of the outstanding capital stock of the Corporation (unless such Person is an Existing Holder). Separate restrictions regarding Existing Holders are set forth in Article XII of the Amended and Restated Certificate of Incorporation of the Corporation. Any Person who attempt to Beneficially Own shares of capital stock in excess of the above limitations must immediately notify the Corporation. Any such Person who is a stockholder of record or a Beneficial Owner of capital stock and each Person who is holding capital stock for a Beneficial Owner, as defined in Article XII of the Amended and Restated Certificate of Incorporation of the Corporation, shall provide to the Corporation written notice as required by Article XII of the Amended and Restated Certificate of Incorporation of the Corporation. Any shares of capital stock so held may be subject to mandatory redemption or sale in certain events, and certain purported acquisitions of Beneficial Ownership of shares of capital stock in excess of such limitations shall be void ab initio and shall result in the automatic exchange of the shares of capital stock represented hereby for shares of Excess Stock which shall be held in trust by the Corporation. A Person who attempts to Beneficially Own shares in violation of the ownership provisions set forth in Section 12.2 of the Corporation's Amended and Restated Certificate of Incorporation shall have no claim, cause of action or any other recourse whatsoever against a transfer of such shares. All capitalized terms in this legend have the meaning set forth in the Corporation's Amended and Restated Certificate of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.

The Corporation is authorized to issue 20 million shares of Preferred Stock, which may be issued in one or more series with such terms as the Board of Directors may determine. The Corporation will furnish to any stockholder without charge, upon request to any Transfer Agent named on the face of this certificate, a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, and the authority of the Board of Directors to fix and determine the designations, voting rights and preferences, limitations and special rights of the classes and series of shares of the Corporation.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	Custodian
TEN ENT	—	as tenants by the entireties		(Cust.) (Minor)
JT TEN	—	as joint tenants with right		under Uniform Gifts to Minors
		of survivorship and not as		Act
		tenants in common		(State)

        Additional abbreviations may also be used though not in the above list.

For Value Received,                                                   hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                          Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated	X

X
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.
SIGNATURE(S) GUARANTEED:	X

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

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[FORM OF STOCK CERTIFICATE]